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                                                                   Exhibit 23(d)

                   Consent of Independent Public Accountants


We hereby consent to the inclusion in this registration statement on Form S-4 of our Audit report dated November 24, 1993, and our compilation report also dated November 24, 1993, on the financial statements of Highland Capital Management Corporation. We also consent to the reference to our firm under the caption "Experts."


                                                           Cannon & Company

Memphis, Tennessee
January 18, 1994